UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2012

Einstein Noah Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

001-33515

(Commission File Number)

Delaware	13-3690261
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

555 Zang Street, Suite 300, Lakewood, Colorado	80228
(Address of principal executive offices)	(Zip Code)

(303) 568-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 6, 2012, Einstein Noah Restaurant Group, Inc. (the “Company”), as borrower, entered into an amended and restated credit agreement (the “Amended and Restated Credit Agreement”) among the Company, the other Loan Parties party thereto, Bank of America, N.A., as administrative agent, Swing Line Lender and L/C Issuer, and certain lender parties. The Amended and Restated Credit Agreement consists of a term loan of $100 million with a five-year maturity (the “Term Loan A”) and a revolving credit facility of $75 million with a five-year maturity (the “Revolving Credit Facility”).

The Amended and Restated Credit Agreement amends and restates the Company’s existing credit agreement dated as of December 20, 2010, as amended (the “Existing Credit Agreement”). Proceeds from borrowings under the Term Loan A and the Revolving Credit Facility will be used to fund a one-time dividend to shareholders (the “One-Time Dividend”), the ongoing quarterly dividend, working capital, capital expenditures, and other general corporate purposes. Once borrowings are made in December 2012, the Company expects $100 million in principal to be outstanding under the Term Loan A and approximately $40 million in principal to be outstanding under the Revolving Credit Facility.

Borrowings under the Amended and Restated Credit Agreement bear interest at a rate equal to an applicable margin plus, at the Company’s option, either a variable base rate or a Eurodollar rate. The applicable margin for Eurodollar rate loans ranges from 2.5% to 4.0% and for base rate loans from 1.5% to 3.0%, depending on the level of the Company’s consolidated leverage ratio (as defined in the Amended and Restated Credit Agreement). Upon the occurrence of an event of default which is continuing, all amounts due under the Amended and Restated Credit Agreement will bear interest at 2.0% above the interest rate otherwise applicable.

The Amended and Restated Credit Agreement matures on December 6, 2017 (the “Maturity Date”). The Term Loan A must be repaid in consecutive quarterly installments increasing from $1.25 million to $2.50 million during the term of the Term Loan A, commencing on March 31, 2013, and continuing thereafter on the last day of each calendar quarter, with any remaining amounts due and payable on the Maturity Date. The Term Loan A also requires mandatory prepayments of:

•	100% of net cash proceeds of asset sales and insurance and condemnation proceeds above a threshold and subject to the ability to reinvest under certain circumstances; and

•	100% of net cash proceeds of any debt issued by the Company, subject to certain exceptions.

The Amended and Restated Credit Agreement contains a number of negative covenants that will limit the Company from taking certain actions. In addition, the Company is required to maintain:

•	A minimum consolidated fixed charge coverage ratio ranging from 1.30x to 1.35x; and

•	A maximum consolidated leverage ratio ranging from 2.75x to 3.50x.

The Amended and Restated Credit Agreement contains limitations on annual capital expenditures of $32 million, but allows, subject to certain conditions, for a percentage of any unused portion of the capital expenditure to be carried forward into the following year.

The Amended and Restated Credit Agreement contains customary events of default.

In addition, the Amended and Restated Credit Agreement provides for (i) an incremental term loan (the “Incremental Term Loan”) and (ii) an increase in the Revolving Credit Facility (the “Revolving Facility Increase” and together with the Incremental Term Loan, the “Incremental Facilities”) of up to $50 million, subject to customary conditions.

The Company may make dividends and repurchases of its common stock, using excess cash flow (as defined in the Amended and Restated Credit Agreement).

The Company may prepay amounts outstanding under the Amended and Restated Credit Agreement and may terminate commitments in whole at any time without penalty or premium upon prior written notice.

On December 20, 2010, as a condition to the effectiveness of the Existing Credit Agreement, the Company and its material subsidiaries entered into a guaranty and security agreement with Bank of America (the “Guaranty”), which continues to be in effect with regard to the Amended and Restated Credit Agreement. The Guaranty is secured by a first priority security interest in all the assets of the Company and its material subsidiaries, including a pledge of 100% of the Company’s interest in all shares of capital stock (or other ownership or equity interests) of each material subsidiary.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

As described in further detail under Item 1.01 above, the Company entered into the Amended and Restated Credit Agreement with the Administrative Agent and the other lenders party thereto. The information included in Item 1.01 of this Report is hereby incorporated by reference.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

In accordance with the terms of the Company’s equity incentive plans, the Compensation Committee of the Board of Directors approved proportional adjustments to outstanding stock options and stock appreciation rights after payment of the One-Time Dividend and payment of a dividend equivalent in cash to holders of restricted stock units on the RSU settlement dates if and when the underlying RSU awards vest.

In addition, the Compensation Committee approved special cash bonus awards payable as of December 6, 2012 to designated employees to recognize and reward them for their retention during the strategic alternative process, for additional contributions with respect to the successful completion of the Amended and Restated Credit Agreement and the declaration of the One-Time Dividend. The amount of the bonus for each executive officer is: Jeffrey J. O’Neill $225K, Emanuel P.N. Hilario $200K, Rhonda J. Parish $135K, and Brian L. Unger $60K.

ITEM 8.01 OTHER EVENTS

On December 6, 2012, the Company issued a press release announcing that its Board of Directors has completed its review of strategic alternatives to maximize shareholder value by recapitalizing the

Company and by declared a one-time cash dividend of $4.00 per share (or approximately $68 million in the aggregate) payable to holders of record of the Company’s common stock as of the close of business on December 17, 2012. The payment date for the One-Time Dividend will be December 27, 2012.

In connection with entering into the Amended and Restated Credit Agreement and declaration of the One-Time Dividend, the Company issued a press release on December 6, 2012 which is attached to this Form as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS.

99.1	Press release issued December 6, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EINSTEIN NOAH RESTAURANT GROUP, INC.

Date: December 6, 2012	/s/ EMANUEL P.N. HILARIO
Emanuel P.N. Hilario
Chief Financial Officer